UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9446 Philips Highway, Suite 5A, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	PRKR	OTCQB
Common Stock Rights		OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On June 8, 2020, the Company entered into securities purchase agreements (the “Purchase Agreements”) with the accredited investors identified on Exhibit 10.3 hereof (the “Investors”) for the sale of an aggregate of 943,144 shares (“Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $0.35 per share for aggregate proceeds of $330,100. The Purchase Agreements also provide the Investors with a contingent payment right whereby the Company will pay each Investor an allocated portion of the Company’s net proceeds from its patent claims, after taking into account fees and expenses payable to law firms representing the Company and amounts payable to the Company’s litigation financer. The Investor’s allocated portion of such net proceeds will be determined by multiplying (i) the net proceeds recovered by the Company up to $10 million by (ii) the quotient of such Investor’s subscription amount divided by $10 million, up to an amount equal to each Investor’s subscription amount (“Contingent Payment”). The Purchase Agreements also contain customary representations and warranties of the Investors. The proceeds from the sale of the Shares will be used to fund the Company’s operations, including litigation expenses.

The Company also entered into registration rights agreements (the “Registration Rights Agreement”) with the Investors pursuant to which the Company will register the Shares. The Company has committed to file the registration statement by the 60th calendar day following the closing date and to cause the registration statement to become effective by the 90th calendar day following the closing date. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%.

The Shares were offered and sold to the Investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibits 10.1 through 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 that pertain to the contingent rights are incorporated herein by reference to the extent required.

Item 3.02.Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 are incorporated herein by reference to the extent required.

Item 8.01.Other Events.

On June 4, 2020, the district court in the Middle District of Florida (Orlando division) issued an order lifting the temporary stay that was in place as a result of COVID-19. In addition, after the court assessed delays caused by COVID-19, the court amended the case schedule, moving the deadlines for expert reports, dispositive motions and other pre-trial deadlines, including a rescheduling of the commencement of the jury trial from December 1, 2020 to May 3, 2021.

Item 9.01.Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement between ParkerVision and accredited investors dated June 8, 2020.
10.2	Form of Registration Rights Agreement between ParkerVision and accredited investors dated June 8, 2020.
10.3	List of accredited investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2020
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer